Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63880) of Monro Muffler Brake, Inc. of our report dated September 26, 2014 relating to our audit of the financial statements and supplemental schedule of Monro Muffler Brake, Inc. Profit Sharing Plan, which appears in this Annual Report on the Form 11-K of the Monro Muffler Brake, Inc. Profit Sharing Plan for the year ended March 31, 2014.

/s/ Freed Maxick, CPAs, PC

Buffalo, New York September 26, 2014